EXHIBIT 99.03

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, DC 20429

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTER ENDED JUNE 30, 2016

FDIC CERTIFICATE NO. 57026

CAROLINA TRUST BANK

(Exact name of bank as specified in its charter)

NORTH CAROLINA

 (State of Incorporation)

56-2197865

(IRS Employer Identification Number)

901 EAST MAIN STREET

LINCOLNTON, NORTH CAROLINA 28092

(Address of Principal Office)

(704) 735-1104

(Registrant’s Telephone Number, Including Area Code)

Securities Registered Pursuant

to Section 12(g) of the Act:

COMMON STOCK, $2.50 PAR VALUE

Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 12, 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes   ☒   No   ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes  ☐    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller Reporting Company

Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes  ☐   No   ☒

The number of shares of the registrant’s common stock outstanding as of August 10, 2016 was 4,650,558.

2

Part I. Financial Information

Item 1 - Condensed Consolidated Financial Statements

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2016	December 31, 2015*
Assets
Cash and due from banks	$5,509	$4,720
Interest-earning deposits with banks	35,618	70
Federal funds sold	—	23
Cash and cash equivalents	41,127	4,813

Certificates of deposits with banks	1,498	1,498
Investment securities available for sale, at fair value (amortized cost $26,493 and $23,280)	26,954	22,933
Federal Home Loan Bank stock, at cost	943	817
Loans	293,157	292,362
Less: Allowance for loan and lease losses	(3,541)	(3,723)
Net Loans	289,616	288,639

Bank owned life insurance	1,471	1,445
Accrued interest receivable	951	986
Bank premises, equipment and software	5,639	5,710
Foreclosed assets	1,234	1,994
Core deposit intangible, net of accumulated amortization of $640 and $611	145	174
Other assets	4,377	5,040
Total Assets	$373,955	$334,049

Liabilities and Stockholders’ Equity
Non-interest-earning demand deposits	$39,619	$32,562
Interest-earning demand deposits	91,762	79,132
Savings	21,932	21,326
Time deposits	170,105	151,774
Total deposits	323,418	284,794

Capital lease obligation	298	326
Federal funds purchased	240	2,355
Federal Home Loan Bank advances	15,100	13,000
Accrued interest payable	115	58
Other liabilities	3,016	3,052
Total liabilities	342,187	303,585

Preferred stock, unstated par value; 1,000,000 shares authorized; 2,600 shares issued and outstanding	2,580	2,580
Common stock warrant	426	426
Common stock, $2.50 par value; 10,000,000 shares authorized; 4,649,558 and 4,646,225 shares issued and outstanding	11,624	11,616
Additional paid-in capital	12,970	12,936
Retained earnings	3,879	3,122
Accumulated other comprehensive income (loss)	289	(216)
Total stockholders’ equity	31,768	30,464

Total Liabilities and Stockholders’ Equity	$373,955	$334,049

*Derived from audited financial statements included in the Company’s 2015 Annual Report on Form 10-K.

See accompanying notes to Condensed Consolidated Financial Statements.

3

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

 (Dollars in thousands, except share and per share data)

	Three months ended June 30, 2016	Three months ended June 30, 2015
Interest Income
Interest on investment securities and cash	$271	$255
Interest and fees on loans	3,812	3,392
Total interest income	4,083	3,647

Interest Expense
Interest expense non-maturity deposits	70	53
Interest expense time deposits	581	469
Interest expense borrowed funds	48	48
Interest expense capital lease	5	6
Total interest expense	704	576
Net interest income	$3,379	$3,071
Loan loss provision/(recovery)	—	—
Net interest income after loan loss provision/(recovery)	$3,379	$3,071

Noninterest income
Overdraft fees on deposits	$96	$91
Interchange fee income	113	94
Service charges on deposits	14	14
Mortgage fee income	28	32
Customer service fees	13	17
ATM income	7	7
Other income	41	38
Total noninterest income	312	293

Noninterest expense
Salaries & benefits expense	$1,697	1,607
Occupancy expense	210	209
Furniture, fixture & equipment expense	139	128
Data processing expense	166	154
Office supplies expense	15	24
Professional fees	100	59
Advertising and marketing	36	38
Insurance	80	91
Foreclosed asset expense, net	103	50
Check card expense	88	99
Loan expense	34	38
Stockholder expense	21	22
Directors fees	53	45
Telephone expense	67	68
Core deposit intangible amortization expense	15	18
Other operating expense	144	97
Total noninterest expense	2,968	2,747
Pre-tax income	$723	$617
Income tax expense	266	256
Net income	$457	$361
Preferred dividends and accretion of discount on warrants	58	59
Net income available to common stockholders	$399	$302

Earnings per share
Basic earnings per common share	$0.09	$0.07
Diluted earnings per common share	$0.08	$0.06
Weighted average common shares outstanding	4,649,558	4,645,963
Diluted average common shares outstanding	4,696,133	4,685,122

See accompanying notes to Condensed Consolidated Financial Statements.

4

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

 (Dollars in thousands, except share and per share data)

	Six months ended June 30, 2016	Six months ended June 30, 2015
Interest Income
Interest on investment securities and cash	$551	$510
Interest and fees on loans	7,559	6,548
Total interest income	8,110	7,058

Interest Expense
Interest expense non-maturity deposits	124	99
Interest expense time deposits	1,118	898
Interest expense borrowed funds	89	101
Interest expense capital lease	11	13
Total interest expense	1,342	1,111
Net interest income	$6,768	$5,947
Loan loss provision/(recovery)	(80)	—
Net interest income after loan loss provision/(recovery)	$6,848	$5,947

Noninterest income
Overdraft fees on deposits	$201	$165
Interchange fee income	218	175
Service charges on deposits	28	27
Mortgage fee income	50	49
Customer service fees	27	34
ATM income	12	11
Other income	62	61
Total noninterest income	598	522

Noninterest expense
Salaries & benefits expense	$3,414	3,196
Occupancy expense	427	426
Furniture, fixture & equipment expense	259	242
Data processing expense	341	316
Office supplies expense	30	58
Professional fees	319	117
Advertising and marketing	74	58
Insurance	161	175
Foreclosed asset expense, net	231	132
Check card expense	179	186
Loan expense	66	145
Stockholder expense	40	43
Directors fees	108	87
Telephone expense	119	139
Core deposit intangible amortization expense	29	35
Other operating expense	276	197
Total noninterest expense	6,073	5,552
Pre-tax income	$1,373	$917
Income tax expense	499	381
Net income	$874	$536
Preferred dividends and accretion of discount on warrants	117	117
Net income available to common stockholders	$757	$419

Earnings per share
Basic earnings per common share	$0.16	$0.09
Diluted earnings per common share	$0.16	$0.09
Weighted average common shares outstanding	4,649,558	4,644,821
Diluted average common shares outstanding	4,695,622	4,736,865

See accompanying notes to Condensed Consolidated Financial Statements.

5

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

 (Dollars in thousands)

	Three months ended June 30, 2016	Three months ended June 30, 2015

Net income	$457	$361

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities:
Unrealized holding gains (losses) arising during period	469	(659)
Tax related to unrealized gains (losses)	175	(246)
Total other comprehensive income	294	(413)

Total comprehensive income	$751	$(52)

See accompanying notes to Condensed Consolidated Financial Statements.

6

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

 (Dollars in thousands)

	Six months ended June 30, 2016	Six months ended June 30, 2015

Net income	$874	$536

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities:
Unrealized holding gains (losses) arising during period	807	(315)
Tax related to unrealized gains (losses)	302	(118)
Total other comprehensive income	505	(197)

Total comprehensive income	$1,379	$339

See accompanying notes to Condensed Consolidated Financial Statements.

7

CAROLINA TRUST BANK
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

 (Dollars in thousands)

	Six months ended June 30
	2016	2015
Cash flows from operating activities
Net income	$874	$536
Adjustments to reconcile net income to cash and cash equivalents provided by operating activities:
Recovery of loan losses	(80)	—
Depreciation and amortization of bank premises, equipment and software	176	188
Accretion of loan fair value adjustments related to acquisition	(5)	(5)
Net amortization of bond premiums	41	16
Amortization of core deposit intangible	29	35
Stock compensation expense	42	64
Increase in value of life insurance contracts	(26)	(25)
Net losses and impairment write-downs on foreclosed assets	189	112
Deferred tax provision	475	—
Decrease (increase) in other assets	188	(447)
Decrease (increase) in accrued interest receivable	35	(55)
Increase (decrease) in accrued interest payable	57	(67)
(Decrease) increase in other liabilities	(338)	150
Net cash and cash equivalents provided by operating activities	$1,657	$502

Cash flows from investing activities
Net increase in loans	$(1,261)	$(34,402)
Proceeds from sale of foreclosed assets	940	233
Net purchases of bank premises, equipment and software	(105)	(148)
Purchase of available-for-sale securities	(16,808)	—
Proceeds from maturities, calls and pay-downs of available for sale securities	13,553	957
Decrease in certificates of deposit with banks	—	499
Repurchase of Federal Home Loan Bank stock	(126)	(97)
Net cash and cash equivalents used in investing activities	$(3,807)	$(32,958)

Cash flows from financing activities
Increase in deposits	$38,624	$39,007
Increase in Federal Home Loan Bank advances	2,100	1,000
Payment of capital lease obligation	(28)	(23)
Decrease in federal funds purchased	(2,115)	—
Dividends paid on preferred stock	(117)	(117)
Net proceeds from issuance of common stock	—	19
Net cash and cash equivalents provided by financing activities	$38,464	$39,886
Net increase in cash and cash equivalents	$36,314	$7,430

Cash and cash equivalents, beginning	$4,813	$6,283
Cash and cash equivalents, ending	$41,127	$13,713

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,285	$1,178

Noncash financing and investing activities
Unrealized gain (loss) on investment securities available-for-sale, net of taxes	$505	$(197)
Transfer of loans to foreclosed assets	$369	$627

See accompanying notes to Condensed Consolidated Financial Statements.

8

CAROLINA TRUST BANK

 Notes to Condensed Consolidated Financial Statements

(1)           Presentation of Financial Statements

In management’s opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for fair presentation of the financial information as of June 30, 2016 and for the three and six-month periods then ended, in conformity with accounting principles generally accepted in the United States of America. Operating results for the three and six-month periods ended June 30, 2016 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2016.

The organization and business of Carolina Trust Bank (the “Bank”), accounting policies followed by the Bank and other information are contained in the notes to the consolidated financial statements filed as part of the Bank’s 2015 Annual Report on Form 10-K. This quarterly report should be read in conjunction with the Annual Report.

(2)           Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall, Subtopic 825-10 (“ASU 2016-1”) to address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The amendments will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Bank will apply the guidance by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values will be applied prospectively to equity investments that exist as of the date of adoption of the amendments. The Bank is currently evaluating the impact of this guidance.

In August 2015, the FASB deferred the effective date of ASU 2014-09, Revenue from Contracts with Customers, Topic 606 (“ASU 2014-09”). The new standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under existing guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. As a result of the deferral, ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The amendments can be applied retrospectively to each prior reporting period or retrospectively with the cumulative effect of initially applying this new guidance recognized at the date of initial application. The Bank is currently evaluating the impact of adopting the new guidance on the consolidated financial statements, but the Bank does not expect it to have a material impact.

9

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

In February 2016, the FASB amended the Leases topic of the Accounting Standards Codification to revise certain aspects of recognition, measurement, presentation, and disclosure of leasing transactions. The amendments will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance related to Stock Compensation. The new guidance eliminates the concept of APIC pools for stock-based awards and requires that the related excess tax benefits and tax deficiencies be classified as an operating activity in the statement of cash flows. The new guidance also allows entities to make a one-time policy election to account for forfeitures when they occur, instead of accruing compensation cost based on the number of awards expected to vest. Additionally, the new guidance changes the requirement for an award to qualify for equity classification by permitting tax withholding up to the maximum statutory tax rate instead of the minimum statutory tax rate. Cash paid by an employer when directly withholding shares for tax withholding purposes should be classified as a financing activity in the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2016 and interim periods within those fiscal years. The adoption of this guidance is not expected to be material to the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The new standard introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale (AFS) debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. ASU 2016-13 is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted beginning after December 15, 2018. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

(3)           Earnings Per Share

Basic Earnings per Common Share

Basic earnings per common share is computed by dividing net income to common stockholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Common Share

The computation of diluted earnings per common share is similar to the computation of basic earnings per common share except that the denominator is increased to include the number of

10

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

additional common shares that would have been outstanding if dilutive potential common shares had been issued. These additional common shares would include employee equity share options, nonvested shares and similar equity instruments granted to employees, as well as the shares associated with the common stock warrants issued to the U.S. Treasury Department as part of the preferred stock transaction completed in February 2009. Diluted earnings per common share are based upon the actual number of options or shares granted and not yet forfeited unless doing so would be antidilutive. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

(4)           Fair Value Measurements

The Bank is required to disclose the estimated fair value of financial instruments, both assets and liabilities on and off the balance sheet, for which it is practicable to estimate fair value. These fair value estimates are made at each balance sheet date, based on relevant market information and information about the financial instruments. Fair value estimates are intended to represent the price an asset could be sold at or the price a liability could be settled for. However, given there is no active market or observable market transactions for many of the Bank’s financial instruments, the Bank has made estimates of many of these fair values which are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimated values. The methodologies for financial assets and financial liabilities are discussed below:

Cash and Due from Banks, Interest-Earning Deposits with Banks, Certificates of Deposits with Banks and Federal Funds Sold

The carrying amounts for cash and due from banks, interest-earning deposits with banks, certificates of deposits with banks and federal funds sold approximate fair value because of the short maturities of those instruments.

Investment Securities

Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using independent pricing models or other model-based valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Loans

The fair value of loans is estimated based on discounted expected cash flows. These cash flows include assumptions for prepayment estimates over the loans’ remaining life, considerations for the current interest rate environment compared to the weighted average rate of each portfolio and a credit risk component based on the historical and expected performance of each portfolio. The calculation does not include an estimate for illiquidity in the market.

11

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Accrued Interest

The carrying amount is a reasonable estimate of fair value.

Deposits

The fair value of demand deposits, savings, money market and NOW accounts is the amount payable on demand at the reporting date. The fair value of time deposits is estimated by discounting expected cash flows using the rates currently offered for instruments of similar remaining maturities.

Federal Funds Purchased

Federal funds purchased approximate fair value because of their short maturity.

Capital Lease Obligation and Advances from the Federal Home Loan Bank

The fair value of borrowings is based upon discounted expected cash flows using current rates at which borrowings of similar maturity could be obtained.

The carrying amounts and estimated fair values of the Bank’s financial instruments, none of which are held for trading purposes, are as follows at June 30, 2016 and December 31 2015:

		Fair Value Measurements at June 30, 2016 using
	Carrying	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total Fair Value
Dollars in thousands	Value	Level 1	Level 2	Level 3	Balance
ASSETS
Cash and due from banks	$5,509	$5,509	$—	$—	$5,509
Interest earning deposits with banks	35,618	35,618	—	—	35,618
Certificate of deposits with banks	1,498	1,498	—	—	1,498
Federal Home Loan Bank Stock	943	943	—	—	943
Securities available for sale	26,954	1,203	25,001	750	26,954
Net loans	289,616	—	—	291,223	291,223
Accrued interest receivable	951	—	951	—	951

LIABILITIES
Deposits	$323,418	$—	$326,878	$—	$326,878
Capital lease obligation	298	—	298	—	298
FHLB Advances	15,100	—	15,139	—	15,139
Accrued interest payable	115	—	115	—	115

12

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

		Fair Value Measurements at December 31, 2015 using
	Carrying	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs	Total Fair Value
Dollars in thousands	Value	Level 1	Level 2	Level 3	Balance
ASSETS
Cash and due from banks	$4,720	$4,720	$—	$—	$4,720
Interest earning deposits with banks	70	70	—	—	70
Certificate of deposits with banks	1,498	1,498	—	—	1,498
Federal funds sold	23	23	—	—	23
Securities available for sale	22,933	1,038	21,145	750	22,933
Net loans	288,639	—	—	292,345	292,345
Accrued interest receivable	986	—	986	—	986

LIABILITIES
Deposits	$284,794	$—	$277,308	$—	$277,308
Capital lease obligation	326	—	326	—	326
Federal funds purchased	2,355	2,355	—	—	2,355
FHLB Advances	13,000	—	13,031	—	13,031
Accrued interest payable	58	—	58	—	58

During the first quarter of 2016, management reevaluated its fair value leveling methodology and the inputs utilized in determining the valuation of deposits for the current and prior periods. Management concluded that due to the significant reliance on observable inputs, the fair values of its deposits should be classified as level 2 rather than level 3 as previously disclosed. Therefore deposits with a carrying value of $284,794 and a fair value of $277,308 as of 12/31/15 were reclassified from level 3 to level 2.

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale, are recorded at fair value on a recurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets on a nonrecurring basis. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

The Bank groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1	Valuation based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market.

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CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale, are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing modes or other model-based valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities included those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in an active over-the-counter markets and money market funds. Level 2 securities included US government agencies securities, mortgage-backed securities (MBS) issued by government-sponsored entities, and municipal bonds. Securities classified as Level 3 includes a corporate debt security and a common stock in a less liquid market. The value of the corporate debt security is determined via the going rate of a similar debt security if it were to enter the market at period end. The derived market value requires significant management judgment and is further substantiated by discounted cash flow methodologies. There have been no changes in valuation techniques for the quarter ended June 30, 2016. Valuation techniques are consistent with techniques used in prior periods.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets and liabilities measured on a recurring basis.

	Total	Level 1	Level 2	Level 3
Dollars in thousands
June 30, 2016
U.S. Government and federal agency	$3,816	$—	$3,816	$—
Government sponsored enterprises *	21,185	—	21,185	—
Corporate debt securities	750	—	—	750
Equity securities	1,203	1,203	—	—
Total	$26,954	$1,203	$25,001	$750

December 31, 2015
U.S. Government and federal agency	$15,543	$—	$15,543	$—
Government sponsored enterprises *	5,602	—	5,602	—
Corporate debt securities	750	—	—	750
Equity securities	1,038	1,038	—	—
Total	$22,933	$1,038	$21,145	$750

* Such as FNMA, FHLMC and FHLB.

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CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The Bank did not have any transfers between Levels 1 and 2 during the periods ended June 30, 2016 and December 31, 2015.

The tables below present the changes during the three and six months ended June 30, 2016 and June 30, 2015 in the amount of Level 3 assets measured on a recurring basis.

	Three months ended June 30, 2016	Three months ended June 30, 2015
Dollars in thousands
Balance, beginning of period	$750	$713
Additions	—	—
Change in valuation recognized in OCI	—	—
Balance, end of period	$750	$713

	Six months ended June 30, 2016	Six months ended June 30, 2015
Dollars in thousands
Balance, beginning of period	$750	$638
Additions	—	—
Change in valuation recognized in OCI	—	75
Balance, end of period	$750	$713

Impaired Loans

The Bank does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures it for impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value, a loan’s observable market price and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value exceeds the recorded investments in such loans. At June 30, 2016 the discounted cash flows method was used in determining the fair value of eight loans totaling $3.2 million and the fair value of the collateral method was used in the other twenty-seven loans totaling $3.5 million. At December 31, 2015, the discounted cash flows method was used in determining the fair value of eight loans totaling $3.2 million and the fair value of the collateral method was used in the other forty-one loans totaling $4.3 million. Impaired loans where an allowance is established based on the fair value of collateral and also when written down with the discounted cash flow method require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value of an identical property, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the impaired loan as nonrecurring Level 3. When the discounted cash flows method is used, the Bank records the impaired loan as nonrecurring Level 3. There have been no changes in

15

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

valuation techniques for the quarter ended June 30, 2016. Valuation techniques are consistent with techniques used in prior periods.

The following table presents impaired loans that were re-measured and reported at fair value through a specific valuation allowance allocation of the allowance for loan losses based upon the fair value of the underlying collateral or discounted cash flows during the six months ended June 30, 2016 and 2015.

	June 30, 2016		June 30, 2015
Dollars in thousands	Level 2	Level 3	Level 2	Level 3
Carrying value of impaired loans before allocations	$—	$1,378	$—	$1,700
Specific valuation allowance allocations	—	(181)	—	(212)
Carrying value of impaired loans after allocations	$—	$1,197	$—	$1,488

Other real estate owned

Other real estate owned (“OREO”) is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value for an identical property, the Bank records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is not observable market price, the Bank records the OREO as nonrecurring Level 3. There have been no changes in valuation techniques for the quarter ended June 30, 2016. Valuation techniques are consistent with techniques used in prior periods.

The following table presents foreclosed assets that were re-measured and reported at fair value during the three months ended June 30, 2016 and 2015:

	June 30, 2016	June 30, 2015
Dollars in thousands
Foreclosed assets re-measured at initial recognition:
Carrying value of foreclosed assets prior to re-measurement	$100	$90
Charge-offs recognized in the allowance for loan losses	—	(1)
Fair value	$100	$89

Foreclosed assets re-measured subsequent to initial recognition:
Carrying value of foreclosed assets prior to re-measurement	$1,190	$2,242
Write-downs included in foreclosed asset expense, net	(56)	—
Fair value	$1,134	$2,242

16

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The following table presents foreclosed assets that were re-measured and reported at fair value during the six months ended June 30, 2016 and 2015:

	June 30, 2016	June 30, 2015
Dollars in thousands
Foreclosed assets re-measured at initial recognition:
Carrying value of foreclosed assets prior to re-measurement	$100	$643
Charge-offs recognized in the allowance for loan losses	—	(16)
Fair value	$100	$627

Foreclosed assets re-measured subsequent to initial recognition:
Carrying value of foreclosed assets prior to re-measurement	$1,294	$1,719
Write-downs included in foreclosed asset expense, net	(160)	(15)
Fair value	$1,134	$1,704

Assets measured at fair value on a nonrecurring basis are included in the table below.

	Total	Level 1	Level 2	Level 3
Dollars in thousands
June 30, 2016
Foreclosed assets	$1,234	$—	$—	$1,234
Impaired loans	1,197	—	—	1,197
Total	$2,431	$—	$—	$2,431

December 31, 2015
Foreclosed assets	$1,994	$—	$—	$1,994
Impaired loans	1,414	—	—	1,414
Total	$3,408	$—	$—	$3,408

Quantitative Information About Level 3 Fair Value Measurements:

	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Dollars in thousands
June 30, 2016
Impaired loans	$1,197	Discounted cash flows	Discount rate	5.50% -6.00%	5.82%
Foreclosed assets	1,234	Discounted appraisals	Appraisal adjustments	6.00% - 60.47%	20.10%

December 31, 2015
Impaired loans	$168	Discounted appraisals	Appraisal adjustments	15.00%	15.00%
Impaired loans	1,246	Discounted cash flows	Discount rate	5.75%- 8.50%	7.24%
Foreclosed assets	1,994	Discounted appraisals	Appraisal adjustments	6.00% - 57.32%	17.32%

17

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

(5)           Investment Securities

The amortized cost and fair value of securities available for sale, with gross unrealized gains and losses, is as follows:

In thousands	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
June 30, 2016
U.S. Government and federal agency	$3,709	$107	$—	$3,816
Government-sponsored enterprises *	20,830	356	(1)	21,185
Corporate debt securities	750	—	—	750
Equity securities	1,204	—	(1)	1,203
	$26,493	$463	$(2)	$26,954

December 31, 2015
U.S. Government and federal agency	$15,935	$17	$(409)	$15,543
Government-sponsored enterprises *	5,391	212	(1)	5,602
Corporate debt securities	750	—	—	750
Equity securities	1,204	—	(166)	1,038
	$23,280	$229	$(576)	$22,933

* Such as FNMA, FHLMC and FHLB.

The amortized cost and fair values of securities available for sale (excluding marketable equity securities) at June 30, 2016 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Dollars in thousands
Due within one year	$499	$502
Due after one but within five years	1,462	1,503
Due after five but within ten years	4,151	4,271
Due after ten years	19,177	19,475
	$25,289	$25,751

18

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The following tables detail unrealized losses and related fair values in the Bank’s available-for-sale investment security portfolio. This information is aggregated by the length of time that individual securities have been in a continuous unrealized loss position as of June 30, 2016 and December 31, 2015, respectively.

	Temporarily Impaired Securities in AFS Portfolio
	Less than 12 months		Greater than 12 months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Dollars in thousands
June 30, 2016
U.S. Government and federal agency	$—	$—	$—	$—	$—	$—
Government-sponsored enterprises *	236	(1)	—	—	236	(1)
Equity securities	—	—	1	(1)	1	(1)
Total temporarily impaired securities	$236	$(1)	$1	$(1)	$237	$(2)

December 31, 2015
U.S. Government and federal agency	$5,374	$(105)	$8,696	$(304)	$14,070	$(409)
Government-sponsored enterprises *	237	(1)	—	—	237	(1)
Equity securities	1,203	(165)	1	(1)	1,204	(166)
Total temporarily impaired securities	$6,814	$(271)	$8,697	$(305)	$15,511	$(576)

* Such as FNMA, FHLMC and FHLB.

Management considers the nature of the investment, the underlying causes of the decline in the market value and the severity and duration of the decline in market value in determining if impairment is other than temporary. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. As of June 30, 2016, management believes that it is more likely than not that the Bank will not have to sell any such securities before a recovery of cost. The unrealized losses are largely due to increases in market interest rates over the yields available at the time the underlying securities were purchased. The fair value is expected to recover as the bonds approach their maturity date or repricing date or if market yields for such investments decline.

Management does not believe such securities are other-than-temporarily impaired due to reasons of credit quality. Accordingly, as of June 30, 2016, management believes the impairments detailed in the table above are temporary and no impairment loss has been realized in the Bank’s net income.

Securities with a fair value of $3.5 million at June 30, 2016 were pledged to secure public funds. The Bank had no sales of securities during the periods ended June 30, 2016 or 2015.

19

CAROLINA TRUST BANK
Notes to Condensed Consolidated Financial Statements

The following table presents the changes in the Bank’s accumulated other comprehensive income, net of tax, by component for the periods indicated:

	2016 Unrealized gains (losses) on available-for- sale securities	2015 Unrealized gains (losses) on available-for- sale securities
(Dollars in thousands)
Beginning balance, April 1	$(5)	$334
Other comprehensive income (loss) before reclassifications	294	(413)
Amounts reclassified from accumulated other comprehensive income	—	—
Net current period other comprehensive income (loss)	294	(413)
Ending balance, June 30	$289	$(79)

	2016 Unrealized gains (losses) on available-for- sale securities	2015 Unrealized gains (losses) on available-for- sale securities
(Dollars in thousands)
Beginning balance, January 1	$(216)	$118
Other comprehensive loss before reclassifications	505	(197)
Amounts reclassified from accumulated other comprehensive income	—	—
Net current period other comprehensive Income (loss)	505	(197)
Ending balance, June 30	$289	$(19)

The Bank did not have any reclassifications out of accumulated other comprehensive income for the three-month periods ended June 30, 2016 or 2015.

20

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

(6)           Loans

Following is a summary of loans at June 30, 2016 and December 31, 2015:

	June 30, 2016		December 31, 2015
Dollars in thousands	Amount	Percent of Total	Amount	Percent of Total
Commercial real estate
Residential ADC	$3,506	1.19%	$2,625	0.90%
Commercial ADC	20,189	6.88%	18,735	6.41%
Farmland	3,747	1.28%	2,615	0.89%
Multifamily	11,975	4.08%	11,475	3.93%
Owner occupied	67,908	23.12%	71,968	24.62%
Non-owner occupied	60,823	20.71%	58,244	19.92%
Total commercial real estate	168,148	57.26%	165,662	56.57%

Commercial
Commercial and industrial	40,034	13.63%	43,575	14.88%
Agriculture	293	0.10%	83	0.03%
Other	417	0.14%	52	0.02%
Total commercial	40,744	13.87%	43,710	14.93%

Residential mortgage
First lien, closed-end	44,873	15.28%	46,148	15.76%
Junior lien, closed-end	1,213	0.41%	1,240	0.42%
Total residential mortgage	46,086	15.69%	47,388	16.18%

Home equity lines	34,767	11.84%	32,083	10.95%

Consumer – other	3,938	1.34%	4,022	1.37%

Total gross loans	$293,683	100.00%	$292,865	100.00%
Deferred loan origination fees, net	(526)		(503)
Total loans	$293,157		$292,362

Loans are primarily originated for customers residing in Lincoln, Gaston, Catawba, Rutherford and Iredell Counties in North Carolina. Real estate loans can be affected by the condition of the local real estate market. Commercial and industrial loans can be affected by the local economic conditions.

21

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

Non-Accrual and Past Due Loans

Non-accrual loans, segregated by category, were as follows:

	June 30, 2016	December 31, 2015
Dollars in thousands
Commercial real estate
Commercial ADC	$1,047	$1,063
Multifamily	160	—
Owner occupied	147	459
Non-owner occupied	41	45
Total commercial real estate	1,395	1,567

Commercial
Commercial and industrial	26	46
Total commercial	26	46

Residential mortgage
First lien, closed-end	307	382
Total residential mortgage	307	382

Home equity lines	—	9
Consumer – other	11	43
Total non-accrual loans	$1,739	$2,047

Interest foregone on non-accrual loans was approximately $29,000 and $54,000 for the three and six months ended June 30, 2016 and $47,000 and $114,000 for the three and six months ended June 30, 2015.

An analysis of past due loans, segregated by class, was as follows:

In thousands	Loans 30-89 Days Past Due	Loans 90 or more Days Past Due	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
June 30, 2016
Commercial real estate:
Residential ADC	$—	$—	$—	$3,506	$3,506	$—
Commercial ADC	—	1,041	1,041	19,148	20,189	—
Farmland	49	—	49	3,698	3,747	—
Multifamily	—	—	—	11,975	11,975	—
Owner occupied	250	—	250	67,658	67,908	—
Non-owner occupied	17	—	17	60,806	60,823	—
Total commercial real estate	316	1,041	1,357	166,791	168,148	—
Commercial:
Commercial and industrial	475	26	501	39,007	39,508	—
Agriculture	—	—	—	293	293	—
Other	—	—	—	417	417	—
Total commercial	475	26	501	39,717	40,218	—
Residential mortgage:
First lien, closed-end	161	248	409	44,464	44,873	—
Junior lien, closed-end	—	—	—	1,213	1,213	—
Total residential mortgage	161	248	409	45,677	46,086	—
Home equity lines	487	—	487	34,280	34,767	—
Consumer – other	10	11	21	3,917	3,938	—
Total loans	$1,449	$1,326	$2,775	$290,382	$293,157	$—

22

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

In thousands	Loans 30-89 Days Past Due	Loans 90 or more Days Past Due	Total Past Due Loans	Current Loans	Total Loans	Accruing Loans 90 or More Days Past Due
December 31, 2015
Commercial real estate:
Residential ADC	$—	$—	$—	$2,625	$2,625	$—
Commercial ADC	—	1,063	1,063	17,672	18,735	—
Farmland	—	—	—	2,615	2,615	—
Multifamily	171	—	171	11,304	11,475	—
Owner occupied	468	—	468	71,500	71,968	—
Non-owner occupied	69	—	69	58,175	58,244	—
Total commercial real estate	708	1,063	1,771	163,891	165,662	—
Commercial:
Commercial and industrial	15	44	59	43,013	43,072	—
Agriculture	—	—	—	83	83	—
Other	—	—	—	52	52	—
Total commercial	15	44	59	43,148	43,207	—
Residential mortgage:
First lien, closed end	53	258	311	45,837	46,148	—
Junior lien, closed-end	—	—	—	1,240	1,240	—
Total residential mortgage	53	258	311	47,077	47,388	—
Home equity lines	274	126	400	31,683	32,083	117
Consumer – other	91	42	133	3,889	4,022	—
Total loans	$1,141	$1,533	$2,674	$289,688	$292,362	$117

Impaired loans

Impaired loans are set forth in the following tables.

Loans without an allowance at June 30, 2016
				This quarter		Year to date
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$2,973	$2,307	$—	$2,326	$11	$2,340	$27
Multifamily	160	160	—	162	—	81	1
Owner occupied	1,848	1,848		1,888	25	2,025	50
Non-owner occupied	41	41	—	42	—	43	—
Total commercial real estate	5,022	4,356	—	4,418	36	4,489	78

Commercial Commercial and industrial	502	497	—	509	8	525	19

Residential mortgage First lien, closed-end	423	356	—	378	1	402	2

Home equity lines	103	103	—	219	1	253	11

Consumer – other	18	11	—	54	—	70	—
Total loans	$6,068	$5,323	$—	$5,578	$46	$5,739	$110

23

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

Loans with an allowance at June 30, 2016
				This quarter		Year to date
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Owner occupied	$123	$123	$1	$124	$—	$188	$—

Commercial
Commercial and industrial	426	426	128	429	11	434	15

Residential mortgage First lien, closed-end	830	830	52	833	16	838	31

Home equity lines	—	—	—	—	—	1	—

Consumer – other	—	—	—	—	—	—	—

Total loans	$1,379	$1,379	$181	$1,386	$27	$1,461	$46

Total Impaired Loans at June 30, 2016
				This quarter		Year to date
In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$2,973	$2,307	$—	$2,326	$11	$2,340	$27
Multifamily	160	160	—	162	—	81	1
Owner occupied	1,971	1,971	1	2,012	25	2,213	50
Non-owner occupied	41	41	—	42	—	43	—
Total commercial real estate	5,145	4,479	1	4,542	36	4,677	78

Commercial
Commercial and industrial	928	923	128	938	19	959	34

Residential mortgage First lien, closed-end	1,253	1,186	52	1,211	17	1,240	33

Home equity lines	103	103	—	219	1	254	11

Consumer – other	18	11	—	54	—	70	—

Total loans	$7,447	$6,702	$181	$6,964	$73	$7,200	$156

24

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

Loans without an allowance at December 31, 2015

In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$3,017	$2,351	$—	$2,353	$85
Owner occupied	2,135	2,135	—	2,338	79
Non-owner occupied	45	45	—	134	2
Total commercial real estate	5,197	4,531	—	4,825	166

Commercial
Commercial and industrial	551	546	—	578	36

Residential mortgage First lien, closed-end	500	433	—	480	8

Home equity lines	289	289	—	286	8

Consumer – other	114	114	—	13	3

Total loans	$6,651	$5,913	$—	$6,182	$221

Loans with a related allowance at December 31, 2015

In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$—	$—	$—	$103	$—
Owner occupied	318	318	$23	$186	$25
Total commercial real estate	318	318	23	289	25

Commercial
Commercial and industrial	455	455	80	451	31

Residential mortgage First lien, closed-end	846	846	102	967	49

Home equity lines	9	9	9	1	—

Consumer - other	—	—	—	1	—

Total loans	$1,628	$1,628	$214	$1,709	$105

25

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

Total Impaired Loans at December 31, 2015

In thousands	Unpaid Contractual Principal Balance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Commercial real estate
Commercial ADC	$3,017	$2,351	$—	$2,456	$85
Owner occupied	2,453	2,453	23	2,524	104
Non-owner occupied	45	45	—	134	2
Total commercial real estate	5,515	4,849	23	5,114	191

Commercial
Commercial and industrial	1,005	1,001	80	1,029	67

Residential mortgage
First lien, closed-end	1,346	1,279	102	1,447	57

Home equity lines	299	298	9	287	8

Consumer – other	114	114	—	14	3

Total loans	$8,279	$7,541	$214	$7,891	$326

At June 30, 2016 there were no loans past due 90 days or more, which were still accruing interest and at December 31, 2015 there was one loan totaling $117,000 past due 90 days or more, which was still accruing interest.

Troubled Debt Restructures

As of June 30, 2016, ten loans totaling $4,736,000 were identified as troubled debt restructurings and considered impaired, none of which had unfunded commitments. Ten loans totaling $4,853,000 were identified as troubled debt restructurings and considered impaired at December 31, 2015, none of which had unfunded commitments.

For the three and six month periods ended June 30, 2016 and June 30, 2015, there were no concessions made.

There were no loans that were modified as troubled debt restructurings within the previous 12 months for which there was a payment default during the three and six month periods ended June 30, 2016 and June 30, 2015.

If a restructured loan defaults after being restructured, the loan is liquidated or charged off. Defaults of restructured loans are addressed in the qualitative factor of the delinquency component.

26

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

The following table presents the successes and failures of the types of modifications within the previous 12 months as of June 30, 2016 and 2015.

	Paid in full		Paying as restructured		Converted to non-accrual		Foreclosure/Default
	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment
June 30, 2016	(Dollars in thousands)

Extended payment terms	—	$—	2	$944	—	$—	—	$—
Total	—	$—	2	$944	—	$—	—	$—

	Paid in full		Paying as restructured		Converted to non-accrual		Foreclosure/Default
	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment
June 30, 2015	(Dollars in thousands)

Extended payment terms	—	$—	1	$449	—	$—	—	$—
Total	—	$—	1	$449	—	$—	—	$—

Credit Quality Indicators

As part of the on-going monitoring of credit quality of the Bank’s loan portfolio, management tracks certain credit quality indicators including trends related to (i) the local, state and national economic outlook, (ii) concentrations of credit, (iii) interest rate movements, (iv) volume, mix and size of loans and (v) delinquencies.

The Bank utilizes a risk-grading matrix to assign a risk grade to each of its commercial and consumer loans. Loans are graded on a scale of 1-9. Risk grades 1-5 represent pass rated loans. The general characteristics of the 9 risk grades are broken down into commercial and consumer and described below:

Loan Portfolio Risk Grades

Pass credits are grades 1-5 and represent credits with above average risk characteristics that are in accordance with loan policy guidelines regarding repayment ability, loan to value, and credit history. These types of credits have very few exceptions to policy.

Grade 6 – Watch List or Special Mention. The loans in this category include the following characteristics:

*Loans with one or more major exceptions with no mitigating factors.

*Extending loans that are currently performing satisfactorily but with potential weaknesses that may, if not corrected, weaken the asset or inadequately protect the Bank’s position at some future date. Potential weaknesses are the result of deviations from prudent lending practice.

*Loans where adverse economic conditions that develop subsequent to the loan origination that don’t jeopardize liquidation of the debt but do substantially increase the level of risk may also warrant this rating.

27

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

Grade 7 – Substandard. A substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected. Loans consistently not meeting the repayment schedule should be downgraded to substandard. Loans in this category are characterized by deterioration in quality exhibited by any number of well-defined weaknesses requiring corrective action. The weaknesses may include, but are not limited to (i) high debt to worth ratios, (ii) declining or negative earnings trends, (iii) declining or inadequate liquidity, (iv) improper loan structure, (v) questionable repayment sources, (vi) lack of well-defined secondary repayment source, and (vii) unfavorable competitive comparisons.

Grade 8 – Doubtful. Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt. Among these events are injection of capital, alternative financing and liquidation of assets or the pledging of additional collateral. The ability of the borrower to service the debt is extremely weak, overdue status is constant, the debt has been placed on non-accrual status, and no definite repayment schedule exists. Doubtful is a temporary grade where a loss is expected but is presently not quantified with any degree of accuracy. Once the loss position is determined, the amount is charged off.

Grade 9 – Loss. Loans classified Loss are considered uncollectable and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future. Probable loss portions of Doubtful assets should be charged against the Reserve for Loan Losses. Loans may reside in this classification for administrative purposes for a period not to exceed the earlier of thirty (30) days or calendar quarter-end.

28

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

The following table presents the credit risk profile by internally assigned risk grades.

June 30, 2016

Dollars in thousands	Pass	Special Mention	Substandard	Doubtful	Loss
Commercial real estate:
Residential ADC	$3,506	$—	$—	$—	$—
Commercial ADC	17,374	508	2,307	—	—
Farmland	3,747	—	—	—	—
Multifamily	11,815	—	160	—	—
Owner occupied	64,969	1,578	1,361	—	—
Non-owner occupied	59,472	1,310	41	—	—
Total commercial real estate	160,883	3,396	3,869	—	—
Commercial:
Commercial and industrial	35,819	2,129	1,560	—	—
Agriculture	293	—	—	—	—
Other	417	—	—	—	—
Total commercial	36,529	2,129	1,560	—	—
Residential mortgage:
First lien, closed-end	41,488	2,991	394	—	—
Junior lien, closed-end	748	465	—	—	—
Total residential mortgage	42,236	3,456	394	—	—
Home equity lines	32,794	1,851	122	—	—
Consumer - other	3,759	168	11	—	—
Total	$276,201	$11,000	$5,956	$—	$—

December 31, 2015

	Pass	Special Mention	Substandard	Doubtful	Loss
Dollars in thousands
Commercial real estate:
Residential ADC	$2,625	$—	$—	$—	$—
Commercial ADC	15,868	516	2,351	—	—
Farmland	2,615	—	—	—	—
Multifamily	11,475	—	—	—	—
Owner occupied	67,727	2,392	1,849	—	—
Non-owner occupied	56,842	1,357	45	—	—
Total commercial real estate	157,152	4,265	4,245	—	—
Commercial:
Commercial and industrial	40,443	2,146	483	—	—
Agriculture	83	—	—	—	—
Other	52	—	—	—	—
Total commercial	40,578	2,146	483	—	—
Residential mortgage:
First lien, closed-end	42,560	3,113	475	—	—
Junior lien, closed-end	725	476	39	—	—
Total residential mortgage	43,285	3,589	514	—	—
Home equity lines	30,086	1,680	317	—	—
Consumer - other	3,713	309	—	—	—
Total	$274,814	$11,989	$5,559	$—	$—

29

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of an amount adequate to provide for probable losses inherent in the loan portfolio. Management determines the allowance for loan losses based on a number of factors, including a review and evaluation of the Bank’s loan portfolio and current and projected economic conditions locally and nationally. The allowance is monitored and analyzed in conjunction with the Bank’s loan analysis and grading program and provisions for loan losses are made to maintain an adequate allowance for loan losses. The allowance for loan losses is created by direct charges to operations. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance. The provision for loan losses is the amount necessary to adjust the allowance for loan losses to the amount that management has determined to be adequate to provide for potential losses inherent in the loan portfolio. Certain changes in factors may cause increases or decreases to the allowance for loan losses. The Bank did not record any provisions for loan losses for the quarters ended June 30, 2016 and June 30, 2015. Management realizes that general economic trends greatly affect loan losses, and no assurances can be made that future charges to the loan loss allowance may not be significant in relation to the amount provided during a particular period, or that future evaluations of the loan portfolio based on conditions then prevailing will not require sizable additions to the allowance, thus necessitating similarly sizable charges to income. Based on its best judgment, evaluation, and analysis of the loan portfolio, management considers the allowance for loan losses to be adequate for the reporting periods.

The following table details activity in the allowance for loan losses by portfolio segment for the three months ended June 30, 2016 and 2015.

	Beginning Balance	Provision for (Recovery) of Loan Losses	Charge-offs	Recoveries	Ending Balance
Dollars in thousands
June 30, 2016
Commercial real estate	$2,280	$(18)	$—	$21	$2,283
Commercial and industrial	458	93	—	—	551
Residential mortgage	496	(90)	—	—	406
Consumer and home equity lines	287	15	(12)	11	301

Total	$3,521	$—	$(12)	$32	$3,541

June 30, 2015
Commercial real estate	$2,573	$47	$(58)	$2	$2,564
Commercial and industrial	489	(1)	—	34	522
Residential mortgage	480	(17)	(45)	—	418
Consumer and home equity lines	412	(29)	(1)	—	382

Total	$3,954	$—	$(104)	$36	$3,886

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CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

The following table details activity in the allowance for loan losses by portfolio segment for the six months ended June 30, 2016 and 2015.

	Beginning Balance	Provision for (Recovery) of Loan Losses	Charge-offs	Recoveries	Ending Balance
Dollars in thousands
June 30, 2016
Commercial real estate	$2,302	$27	$(70)	$24	$2,283
Commercial and industrial	570	21	(58)	18	551
Residential mortgage	505	(99)	—	—	406
Consumer and home equity lines	346	(29)	(29)	13	301

Total	$3,723	$(80)	$(157)	$55	$3,541

June 30, 2015
Commercial real estate	$2,456	$210	$(108)	$6	$2,564
Commercial and industrial	705	(218)	—	35	522
Residential mortgage	464	(2)	(45)	1	418
Consumer and home equity lines	377	10	(7)	2	382

Total	$4,002	$—	$(160)	$44	$3,886

The allocation of the allowance for loan losses for June 30, 2016 and December 31, 2015 is presented in the tables below.

	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment	Total
Dollars in thousands
June 30, 2016
Commercial real estate	$1	$2,282	$2,283
Commercial and industrial	128	423	551
Residential mortgage	52	354	406
Consumer and home equity lines	—	301	301
Total	$181	$3,360	$3,541

December 31, 2015
Commercial real estate	$23	$2,279	$2,302
Commercial and industrial	80	490	570
Residential mortgage	102	403	505
Consumer and home equity lines	9	337	346
Total	$214	$3,509	$3,723

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CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

The Bank’s recorded investment in loans as of June 30, 2016 and December 31, 2015 related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the Bank’s impairment methodology was as follows:

	June 30, 2016		December 31, 2015
	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment	Loans Individually Evaluated for Impairment	Loans Collectively Evaluated for Impairment
Dollars in thousands
Commercial real estate	$4,479	$163,671	$4,849	$160,813
Commercial and industrial	923	39,751	1,001	42,710
Residential mortgage	1,186	44,900	1,279	46,109
Consumer and home equity lines	114	38,659	412	35,692
Unearned Discounts	—	(526)	—	(503)

Total	$6,702	$286,455	$7,541	$284,821

At June 30, 2016 the Bank had pre-approved but unused lines of credit totaling $50.9 million. In management’s opinion these unused lines of credit represent no more than normal lending risk to the Bank and will be funded from normal sources of liquidity.

The Bank has entered loan transactions with its directors and executive officers. Such loans were made in the ordinary course of business and on substantially the same terms and collateral as those for comparable transactions prevailing at the time and did not involve more than the normal risk of collectability or present other unfavorable features.

A summary of related party loan transactions as of June 30, 2016 and 2015 is as follows:

	2016	2015
Dollars in thousands
Balance, beginning of year	$2,347	$1,123
Loan disbursements	635	484
Loan repayments	(301)	(384)
Changes in related parties	—	—
Balance, June 30	$2,681	$1,223

At June 30, 2016 and 2015 the Bank had pre-approved but unused lines of credit totaling $264,000 and $284,000, respectively, to executive officers, directors and their related interests. Related party deposits totaled $1,466,000 and $1,610,000 at June 30, 2016 and 2015, respectively.

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CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

(7)           Foreclosed Assets

The following table summarizes the activity in foreclosed assets for the periods ended June 30, 2016 and 2015:

	June 30, 2016	June 30, 2015
Dollars in thousands
Balance, beginning of year	$1,994	$2,048
Additions	369	627
Proceeds from sale	(940)	(233)
Valuation adjustments	(160)	(15)
Gains (losses) on sales	(29)	(97)
Balance, end of quarter	$1,234	$2,330

The Bank has two foreclosed residential real estate properties totaling $59,000 as of June 30, 2016.

The recorded investment of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totaled $68,000 for June 30, 2016.

(8)           Earnings Per Share

Basic earnings per share are based upon the weighted average number of common shares outstanding during the period. The weighted average common shares outstanding for the diluted earnings per share computations were adjusted to reflect the assumed conversion of shares available under stock options using the treasury method. The following tables summarize earnings per share and the shares utilized in the computations for the three and six months ended June 30, 2016 and 2015, respectively:

	Net Income Available to Common Shareholders	Weighted Average Common Shares	Per Share Amount
Dollars in thousands, except per share data
Threes months ended
June 30, 2016
Basic earnings per common share	$399	4,649,558	$0.09
Effect of dilutive stock options	—	46,575
Effect of dilutive stock warrants	—	—
Diluted earnings per common share	$399	4,696,133	$0.08

Three months ended
June 30, 2015
Basic earnings per common share	$302	4,645,963	$0.07
Effect of dilutive stock options	—	39,159
Effect of dilutive stock warrants	—	—
Diluted earnings per common share	$302	4,685,122	$0.06

33

CAROLINA TRUST BANK

Notes to Condensed Consolidated Financial Statements

	Net Income Available to Common Shareholders	Weighted Average Common Shares	Per Share Amount
Dollars in thousands, except per share data
Six months ended
June 30, 2016
Basic earnings per common share	$757	4,649,558	$0.16
Effect of dilutive stock options	—	46,064
Effect of dilutive stock warrants	—	—
Diluted earnings per common share	$757	4,695,622	$0.16

Six months ended
June 30, 2015
Basic earnings per common share	$419	4,644,821	$0.09
Effect of dilutive stock options	—	92,044
Effect of dilutive stock warrants	—	—
Diluted earnings per common share	$419	4,736,865	$0.09

For both the three and six month periods ended June 30, 2016 there were 148,608 shares related to stock options and the common stock warrant that were anti-dilutive because the exercise price exceeded the average market price for the period. For the three and six month periods ended June 30, 2015 there were 255,421 and 261,478 shares, respectively, related to stock options and the common stock warrant that were anti-dilutive because the exercise price exceeded the average market price for the period. Therefore, they were omitted from the calculation of diluted earnings per share for their respective periods.

(9)           Reclassifications

Certain reclassifications have been made to the financial statements of the prior year to place them on a comparable basis with the current year. Net income and shareholders’ equity were not affected by these reclassifications.

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Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis is intended to assist readers in the understanding and evaluation of the financial condition and results of operations of Carolina Trust Bank (the “Bank”). This report to shareholders may contain certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and other business of Carolina Trust Bank that are subject to various factors which could cause actual results to differ materially from those estimates. Factors, which could influence the estimates, include changes in national, regional and local market conditions, legislative and regulatory conditions, and the interest rate environment.

Recent Developments

As previously reported, at the Bank’s annual meeting held on May 10, 2016, the Bank’s shareholders approved the reorganization of the Bank into the bank holding company form of organization. The reorganization will result in Carolina Trust BancShares, Inc., a North Carolina corporation formed at the direction of the Bank’s board of directors, owning all of the outstanding common stock of the Bank, and Carolina Trust BancShares will become the registered bank holding company of the Bank under the Bank Holding Company Act of 1956, as amended. Additional detail regarding the reorganization can be found in the Bank’s definitive proxy statement filed with the FDIC on April 6, 2016.

During the second quarter, the Bank received the nonobjection of the Board of Governors of the Federal Reserve System to the planned reorganization, which was the only regulatory approval required in connection with the bank holding company formation. The Bank expects to consummate the reorganization in August 2016.

In the Bank’s proxy statement filed on April 6, 2016, the Bank listed its Chairman, Johnathan L. Rhyne, Jr., as an ex officio member of its audit committee and its President and CEO, Jerry L. Ocheltree, as an ex officio member of it compensation committee. This was incorrect, and Mr. Rhyne, who is an independent director, is a member of the audit committee. Mr. Ocheltree is not a member of the compensation committee, neither in a non-voting nor ex officio capacity. Upon the compensation committee’s request, Mr. Ocheltree provides such information or presentations as the compensation committee may request.

Discussion of Financial Condition at June 30, 2016

During the period from December 31, 2015 to June 30, 2016, total assets increased by approximately $39.9 million, or 11.95%. The increase, reflected primarily in interest earning deposits with banks, investment securities available for sale, and loans, was funded by an increase in deposits and Federal Home Loan Bank advances. Interest-earning deposits with banks, federal funds sold, and securities available for sale at June 30, 2016 totaled $62.6 million compared to $23.0 million at December 31, 2015.

At June 30, 2016, net loans constituted 77.45% of the Bank’s total assets. Net loans increased by $977,000 from December 31, 2015 to June 30, 2016. Management’s continued goal is to grow the loan portfolio to provide maximum income proportionate with acceptable risks. At June 30, 2016 and December 31, 2015 impaired loans, which consisted primarily of troubled debt restructures and non-accrual loans, were $6.7 million and $7.5 million respectively. Impaired loans of $1.4 million and $1.6 million had related allowances for loan losses aggregating $181,000 and $214,000 at June 30, 2016 and December 31, 2015, respectively. There were $5.3 million and $5.9 million of impaired loans without an allowance at June 30, 2016 and December 31, 2015. Impaired loans at June 30, 2016 and December 31, 2015 consisted primarily of commercial ADC (acquisition, development and construction), commercial

35

real estate, residential mortgage and commercial and industrial loans. At June 30, 2016 the Bank identified ten loans amounting to approximately $4.7 million, which were restructured to facilitate the borrowers’ ability to repay the outstanding balance. Of these ten loans, nine loans totaling $4.6 million were accruing interest at June 30, 2016. At December 31, 2015, there were ten loans totaling $4.9 million which were restructured to facilitate the borrowers’ ability to repay the outstanding balance and of these ten loans, nine loans totaling $4.7 million were accruing interest. These ten restructured loans, which are included in the $6.7 million of impaired loans, are considered troubled debt restructurings at June 30, 2016 and have specific reserves amounting to approximately $181,000. Reserves for loans not considered impaired were approximately $3.4 million and $3.5 million at June 30, 2016 and December 31, 2015, respectively. The allowance for loans losses at June 30, 2016 and December 31, 2015 is 1.21% and 1.27% respectively of gross loans outstanding.

The Bank records provisions for loan losses based upon known problem loans and estimated probable losses in the existing loan portfolio. The Bank’s methodology for assessing the appropriations of the allowance for loan losses consists of two key components, which are a specific allowance for identified problem or impaired loans and a model estimating probable losses for the remainder of the portfolio.

Identified problem and impaired loans are measured for impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price or the fair value of the collateral, if the loan is collateral dependent. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant change. The adequacy of the allowance is also reviewed by management based upon its evaluation of then-existing economic and business conditions affecting the key lending areas of the Bank and other conditions, such as new loan products, collateral values, loan concentrations, changes in the mix and volume of the loan portfolio, trends in portfolio credit quality, including delinquency and charge-off rates and current economic conditions that may affect a borrower’s ability to repay. Although management believes it has established and maintained the allowance for loan losses at appropriate levels, future adjustments may be necessary if economic, real estate and other conditions differ substantially from the current operating environment.

Non-interest earning assets consisting of cash and due from banks, bank premises, equipment and software, foreclosed assets and other assets decreased to $16.8 million at June 30, 2016 compared to $17.5 million at December 31, 2015. At June 30, 2016 foreclosed assets consisted of ten properties valued at $1.2 million.

Deposits increased by approximately $38.6 million during the six months ended June 30, 2016. The increase is primarily due to the increase in institutional deposits of $22.5 million. Non-interest bearing demand deposits, money market and NOW deposits, savings deposits and time deposits increased by approximately $7.1 million, $12.6 million, $0.6 million and $18.3 million respectively.

Stockholders’ equity amounted to $31.8 million, or 8.50% of total assets at June 30, 2016, compared to $30.5 million, or 9.12% of total assets at December 31, 2015.

Discussion of Results of Operations

For the three months ended June 30, 2016 and 2015

Net income for the three months ended June 30, 2016 was $457,000 compared to $361,000 for the second quarter of 2015, an increase of $96,000. Net income available to common shareholders (which includes the effect of preferred stock dividends) was $399,000 for the second quarter of 2016 compared to

36

$302,000 for the three months ended June 30, 2015. Preferred stock dividends, pertaining to the $2.6 million of preferred stock outstanding, were $58,000 for the second quarter of 2016 and $59,000 for the second quarter of 2015. The net income available to common shareholders for the second quarter of 2016 is an increase of $97,000 when compared to the second quarter of 2015. Diluted earnings per common share was $0.08 for the three months ended June 30, 2016 compared to $0.06 for the second quarter of 2015.

Net interest income for the quarter ended June 30, 2016, totaled $3,379,000 compared to $3,071,000 for the quarter ended June 30, 2015. The Bank’s net interest spread was approximately 3.69% and 4.05% for the quarters ended June 30, 2016 and 2015, respectively. Net interest margin on average interest earning assets was 3.83% and 4.18% for the quarters ended June 30, 2016 and 2015, respectively. Net interest spread decreased by 36 basis points, and net interest margin decreased by 35 basis points. The decreases in net interest spread and net interest margin are due primarily to a lower yields on average earning assets.

The Bank did not record any provision for loan losses for the quarters ended June 30, 2016 and June 30, 2015. The ratio of allowance for loan and lease losses as a percentage of total loans decreased from 1.40% at June 30, 2015 to 1.21% at June 30, 2016. This decrease in this percentage is due to continued improved credit quality as non-performing loans decreased. The provision for loan losses is charged to operations to bring the allowance to a level deemed appropriate based on management’s evaluation of the adequacy of the allowance for loan losses.

The following table sets forth information with respect to the asset quality of our loan portfolio.

	Loans Outstanding	Non- Performing Loans	Net Charge-offs (recoveries)	Allowance for Loan Losses
		(Dollars in thousands)
June 30, 2016	$293,157	$1,739	$(20)	$3,541
March 31, 2016	297,746	2,100	122	3,521
December 31, 2015	292,362	2,164	2	3,723
September 30, 2015	286,469	2,079	(109)	3,825
June 30, 2015	278,305	3,335	68	3,886
March 31, 2015	257,919	3,562	48	3,954
December 31, 2014	244,646	4,166	162	4,002
September 30, 2014	227,933	3,081	(22)	4,165
June 30, 2014	222,529	2,767	(102)	4,143
March 31, 2014	221,887	3,603	(54)	4,165
December 31, 2013	223,891	3,297	557	4,066
September 30, 2013	222,594	4,087	474	3,985
June 30, 2013	216,054	3,894	1,609	4,060
March 31, 2013	215,984	9,107	350	4,836

Non-interest income for the quarters ended June 30, 2016 and 2015 totaled $312,000 and $293,000, respectively. Interchange fee income increased $19,000 or 20.2% due to the increase in the number of deposit accounts.

Non-interest expenses for the June 30, 2016 and 2015 quarters totaled $2,968,000 and $2,747,000, respectively. The $221,000 increase was due in part to a $90,000 or 5.6% increase in salaries and

37

employee benefits as a result of merit increases and performance bonus increases. There was also an increase of $53,000 or 106% in foreclosed asset expense, due to an increase in impairment losses on foreclosed properties. Professional fees increased by $41,000 or 69.5% due to consulting expenses related to accounting services, audit fees, compliance support, and strategic planning.

The bank recorded income tax expense of $266,000 for the three month period ended June 30, 2016 resulting in an effective tax rate of 37%. For the same period in 2015, the bank recorded income tax expense of $256,000 with an effective tax rate of 41%. The decrease in the effective tax rate is due to additional 2015 taxes from writing off an expired net operating loss deduction and to the 2016 reduction of the North Carolina corporate tax rate to 4%.

Discussion of Results of Operations

For the Six months ended June 30, 2016 and 2015

Net income for the six months ended June 30, 2016 was $874,000 compared to $536,000 for the six months ended June 30, 2015, an increase of $338,000. Net income available to common shareholders (which includes the effect of preferred stock dividends) was $757,000 for the six months ended June 30, 2016 compared to $419,000 for the six months ended June 30, 2015, a $338,000 increase. Preferred stock dividends pertaining to the $2.6 million of preferred stock outstanding were $117,000 for the six months ended June 30, 2016 and June 30, 2015. Diluted earnings per common share was $0.16 for the six months ended June 30, 2016 compared to $0.09 for the six months ended June 30, 2015.

Net interest income for the six months ended June 30, 2016, totaled $6,768,000 compared to $5,947,000 for the six months ended June 30, 2015. The Bank’s net interest spread was approximately 3.83% and 4.06% for the six months ended June 30, 2016 and 2015, respectively. Net interest margin on average interest earning assets was 3.97% and 4.18% for the six months ended June 30, 2016 and 2015, respectively. The decreases in net interest spread and net interest margin were 0.23% and 0.21% respectively. The decreases in net interest spread and net interest margin are due primarily to a lower yields on average earning assets.

The Bank recorded a recovery of provision for loan losses of $80,000 for the six months ended June 30, 2016 and did not record any provision for loan losses for the six months ended June 30, 2015. This change is the provision for loan losses is due to continued improved credit quality as non-performing loans decreased. The provision for loan losses is charged to operations to bring the allowance to a level deemed appropriate based on management’s evaluation of the adequacy of the allowance for loan losses.

Non-interest income for the six months ended June 30, 2016 and 2015 totaled $598,000 and $522,000, respectively. Overdraft fees increased $36,000 or 21.8% and interchange fee income increased $43,000 or 24.6% due to the increase in the number of deposit accounts.

Non-interest expenses for the six months ended June 30, 2016 and 2015 totaled $6,073,000 and $5,552,000, respectively. The $521,000 increase was due in part to a $218,000 or 6.8% increase in salaries and employee benefits as a result of merit increases and performance bonus increases. There was also an increase of $202,000 in professional fees due to consulting expenses related to accounting services, audit fees, compliance support, and strategic planning. Foreclosed asset expense also increased $99,000 due to an increase in impairment losses on foreclosed property.

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Item 4. - Controls and Procedures

As of the end of the period covered by this report, the Bank carried out an evaluation, under the supervision and with the participation of the Bank’s management, including the Bank’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Bank’s disclosure controls and procedures (as defined in Rule 13a-15(e)) pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer have concluded that the Bank’s disclosure controls and procedures are effective. No change in the Bank’s internal control over financial reporting occurred during the Bank’s last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Bank’s internal control over financial reporting.

Part II. OTHER INFORMATION

Item 6. Exhibits

Exhibit #	Description

10.1	Employment Agreement with E. Laws dated as of May 25, 2016 (incorporated by reference to Exhibit 10.1 of the Bank’s Amendment No. 1 to its Form 8-K filed on May 31, 2016 with the FDIC)

31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a)

31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a)

32	Section 1350 Certification

39

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAROLINA TRUST BANK

Date: August 11, 2016	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Date: August 11, 2016	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer

40

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Rule 13a-14(a)

I, Jerry L. Ocheltree, certify that:

1.	I have reviewed this report on Form 10-Q of Carolina Trust Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a - 15(e) and 15d – 15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a – 15(f) and 15d – 15(f) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and audit committee of the registrant’s board of directors:

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2016

By:	/s/ Jerry L. Ocheltree
President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Rule 13a-14(a)

I, Edwin E. Laws, certify that:

1.	I have reviewed this report on Form 10-Q of Carolina Trust Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a - 15(e) and 15d – 15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a – 15(f) and 15d – 15(f) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and audit committee of the registrant’s board of directors:

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize, and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2016

By:	/s/ Edwin E. Laws
Executive Vice President and Chief Financial Officer

Exhibit 32

Section 1350 Certification

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-Q filed by Carolina Trust Bank (the “Issuer”) for the quarter ended June 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

CAROLINA TRUST BANK

Date: August 11, 2016	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Date: August 11, 2016	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer